                       [COMMONWEALTH BANCORP, INC. LOGO]
                                  COMMONWEALTH
                                 BANCORP, INC.

For release:      IMMEDIATELY
Contact:          Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS STRONG RESULTS FOR SECOND QUARTER 2000

NORRISTOWN, PA, JULY 18, 2000 - COMMONWEALTH BANCORP, INC. (NASDAQ: CMSB), today reported net income of $3.8 million, or $0.35 per common share on a diluted basis, for the second quarter of 2000, compared to net income of $4.4 million, or $0.33 per common share on a diluted basis, for the second quarter of 1999. The second quarter 1999 financial results reflected a $0.7 million (after-tax) gain on the sale of two branches in Lebanon County, Pennsylvania. This gain was offset, in part, by a $0.3 million (after-tax) charge relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania. Exclusive of these items, net income would have been $4.0 million, or $0.30 per share on a diluted basis, for the quarter ended June 30, 1999.

For the six months ended June 30, 2000, net income was $7.2 million, or $0.65 per common share on a diluted basis, compared to net income of $8.5 million, or $0.63 per common share on a diluted basis, for the six months ended June 30, 1999. Exclusive of the above items which affected the second quarter 1999 financial results, net income would have been $8.1 million, or $0.60 per share on a diluted basis, for the six months ended June 30, 1999.

On a business segment basis, net income from Community Banking, exclusive of the above items, increased from $3.1 million, or $0.23 per common share, in the second quarter of 1999, to $4.1 million, or $0.37 per common share, in the second quarter of 2000. Net income from Mortgage Banking decreased from $0.9 million, or $0.07 per common share, in the second quarter of 1999, to a loss of $0.3 million, or $0.02 per common share, in the second quarter of 2000.

Net income from Community Banking, exclusive of the above items, increased from $5.5 million, or $0.41 per common share, for the six months ended June 30, 1999, to $7.7 million, or $0.69 per common share, for the six months ended June 30, 2000. Net income from Mortgage Banking decreased from $2.5 million, or $0.19 per common share, for the six months ended June 30, 1999, to a loss of $0.4 million, or $0.04 per common share, for the six months ended June 30, 2000.

"Commonwealth continued to achieve outstanding results in Community Banking," stated Charles H. Meacham, Commonwealth's Chairman and Chief Executive Officer. He added, "Compared to the second quarter of 1999, average consumer loans increased 28% to $345 million and average commercial loans increased 36% to $203 million. This has contributed to the strong improvement in Commonwealth's net interest margin, which was 4.30% in the second quarter of 2000, compared to 3.56% in the second quarter of 1999." He continued, "The decrease in Mortgage Banking net income was primarily related to decreased mortgage origination volumes resulting from higher interest rates, and the sale of Commonwealth's third party mortgage servicing portfolio in 1999."


COMMONWEALTH BANCORP, INC.
Mailing Address: P.O. Box 2100, Valley Forge, PA 19482-2100
Shipping Address: 2 West Lafayette Street, Norristown, PA 19401-4758
                  610-313-1600
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Net interest income was $18.5 million in the second quarter of 2000, compared to $17.8 million in the second quarter of 1999. For the six months ended June 30, 2000, net interest income was $36.5 million, versus $35.3 million for the comparable period in 1999. These increases were primarily attributable to a higher net interest margin, which was partially offset by a decrease in average interest earning assets.

The net interest margin on a fully taxable equivalent basis was 4.30% in the second quarter of 2000, compared to 3.56% in the second quarter of 1999. The increase was primarily attributable to a 0.65% increase in the yield on interest-earning assets, which was primarily attributable to higher market interest rates and a favorable change in investment mix, involving an increase in higher yielding consumer and commercial loans, and a decrease in lower yielding mortgage loans and securities. Also contributing to the increase in net interest margin was a 0.16% decrease in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities was primarily related to a favorable change in funding mix, involving an increase in lower costing demand and money market deposits, and a decrease in higher costing certificates and wholesale borrowings.

For the six months ended June 30, 2000, the net interest margin on a fully taxable equivalent basis was 4.22%, versus 3.51% in the comparable 1999 period. The increase was primarily attributable to a 0.57% increase in the yield on interest-earning assets, which was primarily attributable to the same factors responsible for the increase in the second quarter of 2000. Also contributing to the increase in net interest margin was a 0.23% decrease in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities was primarily related to the same factors responsible for the decrease in the second quarter of 2000.

Noninterest income totaled $5.5 million in the second quarter of 2000, compared to $7.7 million in the second quarter of 1999. The decrease reflected a $1.6 million decrease in the net gain on sale of mortgage loans, which was primarily attributable to a decrease in mortgage originations due to generally higher market interest rates. Also during the second quarter of 2000, servicing fees decreased by $0.9 million relating to the sale of mortgage servicing rights during the third quarter of 1999. Also contributing to the decrease was a $1.0 million gain on the sale of two branches in Lebanon County, Pennsylvania, during the second quarter of 1999. The above decreases were partially offset by a $0.6 million increase in deposit fees and related income, primarily relating to an increase in transaction accounts, and revenue relating to the acquisition of certain business interests of Tyler Consulting, Inc. during the first quarter of 2000.

Noninterest income was $10.4 million for the first six months of 2000, compared to $15.6 million for the same 1999 period. The decrease was primarily attributable to the same factors responsible for the decrease in the second quarter of 2000.

Noninterest expense was $17.6 million in the second quarter of 2000, compared to $18.3 million in the second quarter of 1999. The decrease was primarily attributable to a decrease in mortgage banking expenses and a $0.5 million nonrecurring charge in the second quarter of 1999 relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania.

Noninterest expense was $34.7 million for the six months ended June 30, 2000, compared to $37.0 million for the same period in 1999. The decrease was primarily attributable to the same factors responsible for the decrease in the second quarter of 2000, as well as lower expenses relating to certain stock benefit plans.

Provision for loan losses totaled $1.2 million and $2.3 million in the second quarter and six months ended June 30, 2000, respectively. The provision for loan losses totaled $1.0 million and $2.0 million in the second quarter and six months ended June 30, 1999, respectively. At June 30, 2000, the allowance for loan losses totaled $10.6 million, or 0.74% of loans, compared to $10.5 million, or 0.76% of loans, at December 31, 1999.

Net credit losses totaled $1.1 million, or 0.30% of average loans in the second quarter of 2000. This compared to $1.0 million, or 0.29% of average loans in the second quarter of 1999. For the six months ended June 30, 2000, net credit losses totaled $2.2 million, or 0.32% of average loans, compared to $1.6 million, or 0.24%, in the same 1999 period. The increases were primarily related to an increase in consumer net credit losses, which were $1.0 million and $2.1 million in the second quarter and six months ended June 30, 2000, compared to $0.5 million and $0.8 million in the second quarter and six months ended June 30, 1999.

Nonperforming assets totaled $9.8 million, or 0.51% of assets at June 30, 2000, compared to $10.4 million, or 0.54%, at December 31, 1999.

Provision for income taxes was $1.4 million, or 26.5% of income before income taxes in the second quarter of 2000, compared to $1.8 million, or 29%, in the second quarter of 1999. For the first six months of 2000, provision for income taxes was $2.6 million, or 26.5% of income before income taxes, compared to $3.5 million, or 29%, in the first six months of 1999. The decrease in the effective tax rate in the second quarter and first six months of 2000, relative to the comparable periods in 1999, was primarily attributable to lower pre-tax income, which resulted in a higher relative percentage of tax-advantaged income to total income.

The Bank's core and risk-based capital ratios were 6.4% and 10.7%, respectively, at June 30, 2000, compared to 6.4% and 11.3%, respectively, at December 31, 1999. The decrease in the Bank's risk-based capital ratio since December 31, 1999 was primarily due to growth in the consumer and commercial loan portfolios. As of June 30, 2000, the Bank was in full compliance with all regulatory capital requirements.

Commonwealth Bancorp, Inc., with consolidated assets of $1.9 billion, is the holding company for Commonwealth Bank, which has 62 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

                  Commonwealth Bancorp, Inc. and Subsidiaries
                       Consolidated Statements of Income
               (in thousands, except share and per share amounts)

                                                                 For the Quarter            For the Six Months
                                                                 Ended June 30,                 Ended June 30,
                                                             2000              1999            2000              1999
                                                         -----------        -----------    -----------       -----------
                                                                  (Unaudited)                       (Unaudited)
Interest income:
  Interest on loans                                          $28,366            $26,184        $55,722           $52,443
  Interest and dividends on deposits and money
     market investments                                          496                855            971             1,896
  Interest on investment securities                              530              2,485          1,495             3,862
  Interest on mortgage-backed securities                       4,477              6,559          9,327            14,489
                                                         -----------        -----------    -----------       -----------
         Total interest income                                33,869             36,083         67,515            72,690

Interest expense:
  Interest on deposits                                        12,227             13,552         24,575            27,336
  Interest on notes payable and other borrowings               3,160              4,744          6,408            10,030
                                                         -----------        -----------    -----------       -----------
         Total interest expense                               15,387             18,296         30,983            37,366
                                                         -----------        -----------    -----------       -----------
         Net interest income                                  18,482             17,787         36,532            35,324

Provision for loan losses                                      1,200              1,000          2,325             2,000
                                                         -----------        -----------    -----------       -----------
         Net interest income after provision for loan
         losses                                               17,282             16,787         34,207            33,324

Noninterest income:
  Deposit fees and related income                              3,069              2,493          5,660             4,680
  Servicing fees                                                 189              1,051            420             1,945
  Net gain on sale of mortgage loans                           1,036              2,606          2,096             6,767
  Other                                                        1,158              1,572          2,179             2,222
                                                         -----------        -----------    -----------       -----------
         Total noninterest income                              5,452              7,722         10,355            15,614
                                                         -----------        -----------    -----------       -----------

Noninterest expense:
  Compensation and employee benefits                           8,732              9,198         17,441            18,816
  Occupancy and office operations                              2,687              2,688          5,411             5,505
  Amortization of intangible assets                            1,239              1,221          2,450             2,510
  Other                                                        4,900              5,201          9,440            10,183
                                                         -----------        -----------    -----------       -----------

                  Total noninterest expense                   17,558             18,308         34,742            37,014
                                                         -----------        -----------    -----------       -----------
                  Income before income taxes                   5,176              6,201          9,820            11,924

Income tax provision                                           1,371              1,798          2,602             3,458
                                                         -----------        -----------    -----------       -----------
Net income                                                    $3,805             $4,403         $7,218            $8,466
                                                         ===========        ===========    ===========       ===========
Basic weighted average number of shares outstanding       10,738,767         12,933,582     10,804,089        13,144,806
                                                         ===========        ===========    ===========       ===========
Basic earnings per share                                       $0.35              $0.34          $0.67             $0.64
                                                         ===========        ===========    ===========       ===========
Diluted weighted average number of shares outstanding     10,962,546         13,342,552     11,057,845        13,516,984
                                                         ===========        ===========    ===========       ===========
Diluted earnings per share                                     $0.35              $0.33          $0.65             $0.63
                                                         ===========        ===========    ===========       ===========

                  Commonwealth Bancorp, Inc. and Subsidiaries
                          Consolidated Balance Sheets
               (in thousands, except share and per share amounts)

                                                                                      June 30,              December 31,
                                                                                        2000                    1999
                                                                                    ------------            ------------
Assets:                                                                           (Unaudited)
Cash and due from banks                                                                 $64,794                 $54,677
Interest-bearing deposits                                                                    -                    3,499
Short-term investments available for sale                                                    44                   3,575
Mortgage loans held for sale                                                             35,886                  24,005
Investment securities
   Securities available for sale (cost of $34,113
     and $68,301, respectively), at market value                                         33,397                  68,219
Mortgage-backed securities
   Securities held to maturity (market value of $84,969
     and $92,965, respectively), at cost                                                 85,106                  93,674
   Securities available for sale (cost of $168,628
     and $202,076, respectively), at market value                                       165,680                 197,280
Loans receivable, net                                                                 1,413,946               1,361,430
Accrued interest receivable, net                                                          8,824                   9,499
FHLB stock, at cost                                                                      18,400                  18,400
Premises and equipment, net                                                              15,678                  15,535
Intangible assets                                                                        32,927                  33,048

Other assets, including net deferred taxes of $6,985
   and $7,460, respectively                                                              39,060                  39,555
                                                                                    ------------            ------------
           Total assets                                                              $1,913,742              $1,922,396
                                                                                    ============            ============

Liabilities:
  Deposits                                                                           $1,488,496              $1,503,746
  Notes payable and other borrowings:
     Secured notes due to Federal Home Loan Bank of Pittsburgh                          145,447                 127,000
     Securities sold under agreements to repurchase                                      65,000                 100,000
     Other borrowings                                                                    20,887                   9,076
  Advances from borrowers for taxes and insurance                                        12,245                   9,326
  Accrued interest payable, accrued expenses and other liabilities                       28,319                  20,883
                                                                                    ------------            ------------
           Total liabilities                                                          1,760,394               1,770,031
                                                                                    ------------            ------------

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $0.10 par value; 5,000,000 shares
     authorized; none issued                                                               -                       -
  Common stock, $0.10 par value; 30,000,000 shares authorized;
      18,068,127 shares issued and 11,568,320 outstanding at June 30, 2000
      18,068,127 shares issued and 11,934,695 outstanding at December 31, 1999            1,807                   1,807
  Additional paid-in capital                                                            137,279                 136,966
  Retained earnings                                                                     140,451                 135,780
  Unearned stock benefit plan compensation                                               (7,551)                 (8,504)
  Accumulated other comprehensive loss                                                   (2,381)                 (3,171)
  Treasury stock, at cost; 6,499,807 and 6,133,432 shares, respectively                (116,257)               (110,513)
                                                                                    ------------            ------------
           Total shareholders' equity                                                   153,348                 152,365
                                                                                    ------------            ------------
           Total liabilities and shareholders' equity                                $1,913,742              $1,922,396
                                                                                    ============            ============

                  Commonwealth Bancorp, Inc. and Subsidiaries
                            Selected Financial Data
                     (in thousands, except per share data)

                                                      For the Quarter Ended             For the Six Months Ended
                                                   ----------------------------      -----------------------------
                                                     6/30/00           6/30/99           6/30/00        6/30/99
                                                   ----------------------------      -----------------------------
                                                           (Unaudited)                       (Unaudited)
BALANCE SHEET DATA:
Average Mortgage Loans                              $876,246           $945,495          $875,863       $981,001
Average Consumer Loans                               344,857            269,979           335,757        257,104
Average Commercial Loans                             202,822            148,777           198,375        142,857
Average Loans                                      1,423,925          1,364,251         1,409,995      1,380,962
Average Interest-Earning Assets                    1,739,566          2,010,652         1,751,766      2,033,759
Average Assets                                     1,888,548          2,161,240         1,898,495      2,187,324

Average Core Deposits                                970,971            975,075           961,435        955,944
Average Certificates of Deposit                      523,616            631,912           537,681        645,669
Average Deposits                                   1,494,587          1,606,987         1,499,116      1,601,613
Average Interest-Bearing Liabilities               1,707,123          1,934,705         1,717,192      1,952,739
Average Shareholders' Equity                         150,005            183,770           150,788        186,650


OPERATING DATA:
Annualized Return on Assets                            0.81%              0.82%             0.76%          0.78%
Annualized Return on Equity                           10.20%              9.61%             9.63%          9.15%

Mortgage Originations                               $108,951           $179,330          $186,570       $368,996

Average Yield on Mortgage Loans (a)                    7.37%              7.22%             7.33%          7.21%
Average Yield on Consumer Loans (a)                    9.17%              8.92%             9.07%          8.92%
Average Yield on Commercial Loans (a)                  8.95%              8.61%             8.87%          8.55%
Average Yield on Loans (a)                             8.03%              7.71%             7.96%          7.66%
Average Yield on Interest-Earning Assets (a)           7.86%              7.21%             7.78%          7.21%

Average Cost of Core Deposits                          2.33%              2.28%             2.33%          2.31%
Average Cost of Certificates of Deposit                5.08%              5.09%             5.02%          5.12%
Average Cost of Deposits                               3.29%              3.38%             3.30%          3.44%
Average Cost of Interest-Bearing Liabilities           3.63%              3.79%             3.63%          3.86%
Net Interest Margin (a)                                4.30%              3.56%             4.22%          3.51%


Period End Book Value Per Share                       $13.26             $13.04            $13.26         $13.04
Period End Tangible Book Value Per Share               10.41              10.40             10.41          10.40
Period End Nonperforming Loans                         6,589              6,873             6,589          6,873
Period End Nonperforming Assets                        9,780              7,974             9,780          7,974

(a) Taxable equivalent basis